                              AMENDMENT NO. 1 TO
                 VINEYARD DEVELOPMENT AND MANAGEMENT AGREEMENT


        THIS AMENDMENT NO. 1 TO VINEYARD DEVELOPMENT AND MANAGEMENT AGREEMENT (this "Amendment") is entered into to be effective as of March 28,1997 by and between HEUBLEIN, INC., a Connecticut corporation ("Heublein") and SCHEID VINEYARDS AND MANAGEMENT CO., a California corporation ("Scheid").


                                   RECITALS

       A. Heublein and Scheid are parties to that certain Vineyard Development and Management Agreement dated as of December 1, 1995 (the "Original Agreement"), covering certain properties owned or leased by Heublein and described therein as the "Development Property" and the "Managed Properties," and collectively as the "Properties." (Defined terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to them in the Original Agreement.)

       B. Heublein is also the owner of that certain property consisting of approximately 147.91 acres more specifically described on EXHIBIT 1 hereto (which property is referred to herein as the "Additional Property").
Heublein desires to engage Scheid, and Scheid desires to be engaged, to redevelop, manage and farm the Additional Property as a winegrape vineyard by including the Additional Property as one of the "Properties," and as a part of the "Development Property," under the Original Agreement.

       C. The parties desire to repay the Development Loan described in the Original Agreement and obtain a new loan from a new lender, which new loan will increase the amount of the credit facility by an amount necessary to develop the Additional Property. In connection therewith, the Letter of Credit will be replaced with a new letter of credit as provided herein.

       D. In connection with the matters described in Recitals B and C above, the parties wish to amend the Original Agreement in the manner provided herein.

                                   AGREEMENT


       For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1.  REDEVELOPMENT, MANAGEMENT AND FARMING OF ADDITIONAL PROPERTY.

           1.1 ADDITIONAL PROPERTY TO BECOME A PART OF THE DEVELOPMENT PROPERTY. Effective as of March 28, 1997 (the "Effective Date"), the Additional Property shall become a part of the Development Property under the Original Agreement and accordingly the Additional Property shall be redeveloped, farmed and managed by Scheid as an independent contractor in the same manner as the Development Property and in compliance with all of the terms and provisions of the Original Agreement, except as otherwise expressly provided in this Amendment. Without limiting the foregoing, Scheid expressly acknowledges and agrees that all of the duties, responsibilities and reporting requirements of Scheid set forth in the Original Agreement with respect to the Development Property shall apply as of the Effective Date with respect to the Additional Property, except as otherwise expressly provided in this Amendment.

           1.2 REVISED DEVELOPMENT PLAN. The redevelopment of the Additional Property as a winegrape vineyard shall be conducted in accordance with, and Scheid agrees to comply with the requirements and take the actions which are set forth in, the "Three Year Development Plan" attached hereto as EXHIBIT 2. As of the Effective Date, the term "Development Plan" as used in the Original Agreement shall mean the Three Year Development Plan attached hereto as EXHIBIT 2 together with the original Development Plan attached to the Original Agreement as Exhibit B.

           1.3 PLANS AND BUDGETS. The Plans and Budgets described in the Original Agreement to be submitted by Scheid to Heublein shall include, as of the Effective Date, the Additional Property, with information in such Plans and Budgets to be separately stated for the Additional Property. Attached hereto as EXHIBIT 3A is the Budget for the Managed Properties for the period December 1, 1996 through November 30, 1997, which has been approved by Heublein. The parties agree that this Budget is a maximum Budget for such period with respect to the Managed Properties and shall not be exceeded by Scheid unless approved in advance in writing by Heublein. Attached hereto as
EXHIBIT 3B is the Budget for the Development Property for the period commencing December 1, 1996 and ending November 30, 1997, which has been approved by Heublein and which shall likewise be a maximum Budget for such period. All of the requirements and limitations set forth in the Original Agreement with respect to Plans and Budgets for the Properties (including without limitation requirements relating to information to be contained in such Plans and Budgets, Heublein's approval rights, and the obligation of Scheid to perform in accordance with such Plans and Budgets), shall also apply as of the Effective Date with respect to that portion of each Plan and Budget which covers the Additional Property.

           1.4 INFORMATION AND REPORTS. All notices, reports, statements, demands, requests, claims and inquiries to be provided by Scheid to Heublein under the Original Agreement (including without limitation the Reports described in Section 4.10 thereof) shall apply to and be provided with respect to the Additional Property as of the Effective Date.

           1.5 INSURANCE. All insurance to be provided under Section 12 of the Original Agreement shall also be provided with respect to the Additional Property as of the later of the date of execution hereof and the Effective Date, and Scheid shall provide to Heublein insurance certificates or policies under Section 12.2C of the Original Agreement, evidencing compliance with
Section 12 of the Original Agreement and this Section 1.5.

       2.  DEVELOPMENT FINANCING.

           2.1 NEW DEVELOPMENT LOAN. Concurrently with the execution and delivery of this Amendment, the Development Loan described in the Original Agreement is being repaid in full and replaced by a $7,500,000 credit facility (the "New Development Loan") obtained by Scheid from Bank of America, NT&SA (together with any successor or participant with such lender, the "New Lender"), pursuant to which the New Lender has (i) advanced to Scheid the sum of $2,845,342.98, which has been used to repay in full the Development Loan described in the Original Agreement, and (ii) agreed to lend Scheid up to an additional $4,654,657.02 for the redevelopment of the Development Property (including up to $2,000,000 for the Additional Property). In order to facilitate the making of, and to provide security for, the New Development Loan, Heublein has provided to the New Lender a standby letter of credit in the amount of $7,612,500 (together with any modifications, renewals or replacements thereof, the "New Letter of Credit"). Accordingly, as of the Effective Date, (a) the terms "Development Loan," "Lender," and "Letter of Credit" as used in the Original Agreement shall refer to the New Development Loan, the New Lender and the New Letter of Credit, respectively, (b) the term "Development Loan Documents" shall refer to all of the documents and instruments executed and delivered by Scheid (and/or any of its Affiliates) in connection with the New Development Loan,
(c) the term "Development Loan Advance" shall refer to amounts under the New Development Loan funded by the New Lender in installments as redevelopment proceeds, and (d) the term "Development Loan Repayment Schedule" shall refer to the schedule set forth in said Development Loan Documents for repaying the New Development Loan. Pursuant to Section 3.7 of the Original Agreement, Heublein hereby consents to the New Development Loan and the Development Loan Documents in connection therewith.

           2.2 AMENDMENT OF SECTION 3.3. Section 3.3 of the Original Agreement shall be amended to read in full as follows as of the Effective
Date:

                      "3.3 REPAYMENT OF DEVELOPMENT COSTS. In consideration for Scheid's redeveloping the Development
           Property in the manner provided in this Agreement, and subject to the provisions of Section 3.4, Heublein shall pay to Scheid an amount (the "Repayment Amount") equal to the aggregate principal amount borrowed under the Development Loan (the "Principal Amount") and all interest accrued thereon (but excluding the loan fee in the amount of $37,500 payable to the Lender upon execution of the Development Loan Documents and interest amounts accrued and payable with respect to the Principal Amount prior to January 5, 2000, which amounts are payable from the proceeds of the Development Loan and are or will be included in applicable Budgets); PROVIDED, HOWEVER, that in no event will the Principal Amount exceed $6,300,000 plus accrued interest unless Heublein otherwise expressly agrees in writing. The Repayment Amount shall be paid to Scheid in immediately available funds as follows: (a) in monthly installments commencing January 4, 2000, and continuing on the fourth day of each month thereafter, with each such installment to be in an amount equal to the corresponding interest owing for each such month by Scheid to the Lender under the Development Loan Documents, and (b) in six yearly installments commencing January 4, 2000, and continuing on January 4 of each year thereafter, with each such installment to be in an amount equal to the corresponding installment of principal owing for each such year by Scheid to the Lender under the Development Loan Documents. All Repayment Amount installments (and all other payments and prepayments of the Repayment Amount) paid by Heublein shall be applied by Scheid to amounts then owing under the Development Loan and shall not be used for any other purpose whatsoever. Scheid hereby irrevocably authorizes Heublein to pay all Repayment Amount installments (and all other payments and prepayments of the Repayment Amount) to such account or accounts as the Lender may specify and Heublein may approve, to be applied to the Development Loan."

           2.3 PROVISIONS OF ORIGINAL AGREEMENT APPLICABLE TO NEW DEVELOPMENT LOAN. As of the Effective Date, all of the terms and provisions of the Original

Agreement that apply with respect to the Development Loan and the advances and repayments thereunder shall apply to the New Development Loan and the advances and repayments thereunder, in the same manner and with the same effect as set forth in the Original Agreement except as set forth in Section
2.2 above and except that:

                  (i) Development Loan Advances (other than amounts necessary to repay the Development Loan described in the Original Agreement, which loan is being repaid concurrently with the execution and delivery of this amendment) shall be taken down substantially in accordance with EXHIBIT 4 attached hereto and shall be used solely to make the payments under the Development Loan shown thereon and to pay the Development costs for the redevelopment of the Development Property in the manner provided in the revised Development Plan and in amounts consistent with the applicable approved budgets; it is acknowledged and understood that the redevelopment is subject to many variables (including weather) which may cause timing differences from month to month from the projections set forth in the Budgets; and

                 (ii) the aggregate of all Development Loan Advances with respect to the Development Property over the term of the redevelopment shall not exceed $7,500,000, unless Heublein otherwise expressly agrees in writing.

           2.4 OPTIONAL INTEREST RATES. Without the prior written consent of Heublein, Scheid shall not select any of the optional interest rates described in Section 1.5 and Section 2 of the Business Loan Agreement which comprises a part of the Development Loan Documents. Heublein shall have the right to select on behalf of Scheid any such optional interest rates and Scheid will cooperate with Heublein in selecting and implementing the same. Scheid shall have no responsibility for initiating the selection of any optional interest rate. At the time Heublein selects any such optional interest rates on behalf of Scheid, Heublein will provide notice to Scheid of the interest rate selected.

           2.5 ADDITIONAL PAYMENT. The parties acknowledge that the amount available under the New Development Loan is approximately $128,500 less than the total anticipated Development Loan drawdowns set forth on Exhibit 4. Accordingly, if during the third development year the total Development Costs are reasonably likely to exceed the available amount under the New Development Loan, and if Scheid is not then in breach of the Development Loan Documents or the Original Agreement as amended hereby, Heublein will pay to Scheid on an as-needed basis the amount of the anticipated shortfall not to exceed $128,500. Said payment shall be used by Scheid only for the development of the Development Property in accordance with the terms of the Original Agreement as amended hereby.

       3.  TERM.

           Section 10.1 of the Original Agreement is amended by replacing each reference to the date "November 30, 2008" with the date "November 30, 2009" and by replacing the reference to the date "May 31, 2008" with the date "May 31, 2009".

       4.  FEES.

           The following provisions shall apply with respect to fees to be paid to Scheid under Section 14 of the Original Agreement:

           4.1 MANAGEMENT FEE. The Management Fee of $200 for each acre of Farmed Acreage of the Properties shall commence as of December 1, 1996 with respect to the Farmed Acreage of the Additional Property.

           4.2 FINANCING FEE. The Financing Fee, at the rate and on the payment schedule as is described in Section 14.2 of the Original Agreement, shall be paid with respect to the New Development Loan.

           4.3 CONSTRUCTION FEE. In addition to the Construction Fee described in the Original Agreement (which Scheid acknowledges has been paid in full), Scheid shall receive an additional Construction Fee in the amount of $88,746. This additional Construction Fee shall not be paid by Heublein but instead shall be drawn by Scheid under the Development Loan in equal installments of $44,373 with the first installment to be drawn on or after the date of execution and delivery of this Amendment, and the second installment to be drawn on December 1, 1997. The amount of the additional Construction Fee so drawn by Scheid shall be added to and become a part of the Repayment Amount to be paid by Heublein in the manner provided in Section
3.3 of the Original Agreement. In the event that the Original Agreement terminates prior to November 30, 1998, then Scheid shall only be entitled to retain as an additional Construction Fee an amount equal to the LESSER of (x) the additional Construction Fee drawn by Scheid prior to such termination or
(y) an amount equal to the product of:

                  (i)  $88,746; and

                 (ii) a fraction the numerator of which is the number of days from December 1, 1996 until the date of such termination and the denominator of which is 730;

and Scheid, in addition to any refunds of the original Construction Fee to be made pursuant to Section 14.3 of the Original Agreement, shall promptly refund to Heublein the balance of any additional Construction Fee drawn by, but not entitled to be retained by, Scheid.

           4.4 TERMINATION FEE. Section 14.4 of the Original Agreement is amended by (i) deleting the table of amounts for various termination dates contained in that Section and replacing it with the following:

                 Termination Date                       Amount
                 ----------------                       ------
                November 30, 1997                      $674,964
                November 30, 1998                      $562,470
                November 30, 1999                      $449,976
                November 30, 2000                      $337,482
                November 30, 2001                      $337,482
                November 30, 2002                      $337,482
                November 30, 2003                      $224,988
                November 30, 2004                      $112,494
                November 30, 2005                       $29,582
                November 30, 2006 or thereafter               0

and (ii) changing the denominator described therein from "612" to "749."

           4.5 LOAN FEE. The parties acknowledge that the New Lender is charging a Loan Fee in the amount of $37,500 which is payable to the New Lender upon execution of the New Lender's Development Loan Documents. Said Loan Fee shall be payable from the proceeds of the New Development Loan and is included in the Budget for the period December 1, 1996 through November 30, 1997.

       5.  RENT FOR RESIDENCES USED BY SCHEID.

           The last sentence of Section 4.11 of the Original Agreement, as amended by a letter agreement between the parties, shall be further amended by increasing the monthly rent for Residence No. 1 to $475. (Rent for Residence No. 2 shall remain at $150 per month.) Such rent increase shall be effective as of April 1, 1997, and accordingly as of April 1, 1997, the "$400" amount set forth in clause (ii) of Section 5.2 of the Original Agreement shall be changed to "$625."

       6.  HAZARDOUS WASTE INDEMNIFICATION.

           6.1  HEUBLEIN REIMBURSEMENT OBLIGATION.  Reference is made to
Section 8 of that certain Business Loan Agreement of even date herewith between Scheid and the New Lender which comprises a part of the Development Loan Documents, which Section 8 provides that Scheid, on the terms set forth therein, will indemnify the New

Lender from certain losses or liabilities relating to "hazardous substances" with respect to the Properties (the "Hazardous Waste Indemnification"). In the event and to the extent that Scheid is required to indemnify and hold harmless the New Lender under the Hazardous Waste Indemnification, then Heublein will promptly reimburse Scheid for any costs or expenses incurred by Scheid in so doing; PROVIDED, HOWEVER, that Heublein shall not be required to provide reimbursement for, or otherwise have any liability or responsibility on account of:

                  (i) any indemnification or other obligation of Scheid under or relating to the Hazardous Waste Indemnification which arises directly or indirectly from any use, generation, manufacture, production, storage, release, threatened release, discharge or disposal of a "hazardous substance" (as defined in the Hazardous Waste Indemnification) by Scheid or by any of Scheid's agents, employees, contractors, representatives, affiliates, successors or assigns; or

                 (ii) any breach by Scheid of the provisions of Section 7 of the Original Agreement.

           6.2 NOTICE AND RIGHT TO DEFEND. In the event Scheid receives notice of or otherwise becomes aware that the New Lender is seeking to make a claim or otherwise exercise its rights under the Hazardous Waste Indemnification (a "Claim"), Scheid shall immediately give notice thereof to Heublein. Unless Scheid acknowledges and agrees in a writing reasonably acceptable to Heublein that Heublein has no liability or obligation, under
Section 6.1 or otherwise, with respect to the matter giving rise to the Claim, then Heublein shall have the right to assume and control the defense of such Claim and otherwise deal with the New Lender with respect to all aspects of the Claim, including without limitation the right to settle such Claim on such terms as Heublein may determine in its sole judgment; provided, however, that if such settlement does not include an unconditional release of Scheid with respect to the matter giving rise to the Claim, such settlement shall require the written consent of Scheid, which consent shall not be unreasonably delayed or withheld. If Heublein elects to assume the defense of such Claim, (i) notwithstanding anything to the contrary contained herein, Heublein shall not be required to pay or otherwise indemnify Scheid against any attorneys' fees or other expenses incurred on behalf of Scheid in connection with such Claim following Heublein's election to assume the defense of such Claim, (ii) Scheid shall fully cooperate as reasonably requested by Heublein in the defense or settlement of such Claim, (iii) Heublein shall keep Scheid informed of all material developments and events relating to such Claim, and (iv) Scheid shall have the right to participate, at its own expense, in the defense of such Claim. In no event will Heublein be liable for any settlement or admission of liability with respect to such Claim without its prior written consent.

       7.  TAX WITHHOLDING; ADDITIONAL COSTS.  Reference is made to Sections
4.6 and 4.7 of the Business Loan Agreement of even date herewith between Scheid and the New Lender (the "Business Loan Agreement"). Heublein and Scheid agree to reasonably cooperate so that (i) payments made the New Lender are not subject to the foreign taxes, similar taxes or additional amounts ("collectively, "Taxes") referred to in said Section 4.6, and (ii) the Bank does not charge to Scheid any of the costs or losses referred to in said
Section 4.7 (collectively, "Costs"). If, notwithstanding such cooperation, such payments are actually subject to any such Taxes or such Costs are actually incurred by Scheid, then (x) Heublein will promptly reimburse Scheid for all Taxes and Costs so paid by Scheid, and (y) Heublein and Scheid will confer in good faith to renegotiate the Development Loan Documents and/or the provisions of the Original Agreement as amended hereby so that no further Taxes or Costs are paid or incurred by Scheid or charged by the New Lender. In no event will Scheid make any payments to the New Lender under the Business Loan Agreement from outside the United States.

       8. REIMBURSEMENT OF CERTAIN COSTS UNDER BUSINESS LOAN AGREEMENT. Reference is made to Sections 3.2 and 3.3 of the Business Loan Agreement. Heublein will promptly reimburse Scheid for all expenses charged by the New Lender to, and actually paid by, Scheid pursuant to said Sections 3.2 and
3.3. Scheid will cooperate with Heublein in keeping such expenses as low as reasonably possible and will provide to Heublein promptly after receipt thereof all notices and information received by Scheid with respect to such expenses.

       9.  INDEMNIFICATION REIMBURSEMENT.

           9.1  HEUBLEIN REIMBURSEMENT OBLIGATION.  Reference is made to
Section 10.9 of the Business Loan Agreement regarding indemnification of the New Lender by Scheid (the "Indemnification"). In the event that any indemnification is required from time to time to be made by Scheid thereunder, Heublein shall reimburse Scheid upon demand for any payments made by Scheid pursuant to such Section (the "Indemnification Amounts"); provided, however, that Heublein shall not be obligated to reimburse Scheid for any Indemnification Amounts to the extent that such Indemnification Amounts arise or result from (i) the inaccuracy of any representation or warranty made by Scheid in the Development Loan Documents or the Original Agreement, as amended hereby, (ii) any breach or default by Scheid of the obligations under the Development Loan Documents or the Original Agreement, as amended hereby, or (iii) the gross negligence or willful misconduct of Scheid or its agents, representatives or contractors.

           9.2 NOTICE AND RIGHT TO DEFEND. In the event Scheid receives notice of or otherwise becomes aware that the New Lender is seeking to make a claim or otherwise exercise its rights under the Indemnification (an "Indemnification Claim"),

Scheid shall immediately give notice thereof to Heublein. Unless Scheid acknowledges and agrees in a writing reasonably acceptable to Heublein that Heublein has no liability or obligation, under Section 9.1 or otherwise, with respect to the matter giving rise to the Indemnification Claim, then Heublein shall have the right to assume and control the defense of such Indemnification Claim and otherwise deal with the New Lender with respect to all aspects of the Indemnification Claim, including without limitation the right to settle such Indemnification Claim on such terms as Heublein may determine in its sole judgment; provided, however, that if such settlement does not include an unconditional release of Scheid with respect to the matter giving rise to the Indemnification Claim, such settlement shall require the written consent of Scheid, which consent shall not be unreasonably delayed or withheld. If Heublein elects to assume the defense of such Indemnification Claim, (i) notwithstanding anything to the contrary contained herein, Heublein shall not be required to pay or otherwise indemnify Scheid against any attorneys' fees or other expenses incurred on behalf of Scheid in connection with such Indemnification Claim following Heublein's election to assume the defense of such Indemnification Claim, (ii) Scheid shall fully cooperate as reasonably requested by Heublein in the defense or settlement of such Indemnification Claim, (iii) Heublein shall keep Scheid informed of all material developments and events relating to such Indemnification Claim, and (iv) Scheid shall have the right to participate, at its own expense, in the defense of such Indemnification Claim. In no event will Heublein be liable for any settlement or admission of liability with respect to such Indemnification Claim without its prior written consent.

       10.  MISCELLANEOUS.

            10.1 ORIGINAL AGREEMENT TO REMAIN IN FULL FORCE AND EFFECT. Except as expressly modified in the manner provided in this Amendment, the Original Agreement shall remain unchanged and shall remain in full force and effect in accordance with its terms.

            10.2 OTHER PROVISIONS. The miscellaneous provisions set forth in Section 15 of the Original Agreement (including without limitation provisions dealing with assignment, interpretation, delivery of statements and notices, arbitration of disputes, severability, governing law and waiver) shall remain in full force and effect and shall be deemed to apply to the provisions of this Amendment. The Original Agreement and this Amendment (together with the exhibits thereto and hereto) supersede all prior agreements between the parties with respect to the subject matter thereof and hereof and constitute a complete and exclusive statement of the terms of the agreements between the parties with respect to the subject matter thereof and hereof. The Original Agreement, as amended by this Amendment, may not be amended or terminated (other than in accordance with its terms) except by a written agreement executed by the parties hereto.

       IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first above written.

                                       HEUBLEIN, INC.



                                       By    /s/ M.A. Larson
                                           -----------------------------------
                                             M.A. Larson
                                           -----------------------------------
                                               [Printed Name and Title]


                                       SCHEID VINEYARDS AND MANAGEMENT CO.


                                       By  /s/ Alfred G. Scheid
                                           -----------------------------------
                                           Alfred G. Scheid, Chairman and CEO
                                           -----------------------------------
                                               [Printed Name and Title]